Exhibit 10.1
[***] indicates certain identified information has been excluded because it is both (a) not material and (b) would be competitively harmful if publicly disclosed.
CHANGE ORDER

ACCELERATION PROGRAM EXTENSION (TRAIN 6 AND TRAIN 7)

PROJECT NAME: Corpus Christi Liquefaction Stage 3 Project OWNER: Corpus Christi Liquefaction, LLC CONTRACTOR: Bechtel Energy Inc.	CHANGE ORDER NUMBER: CO-00120 DATE OF AGREEMENT: 01-Mar-2022 DATE OF CHANGE ORDER: 06-Apr-2026

The Agreement between the Parties listed above is changed as follows:

1.Capitalized terms not defined in this Change Order have the meaning set forth in the Agreement;

2.Whereas Owner has requested Contractor developed a program targeting acceleration of respective present Forecast 1st LNG/RFSU and Substantial Completion date(s) as noted in the table below:

Train	Milestone	Forecast 1st LNG/RFSU Range	Substantial Completion Range
Train 6	-	-	[***][1]
Train 7 (1st string)	First LNG	[***]	[***][1]
Train 7 (2nd string)	RFSU	[***]
Note 1: Early Substantial Completion range forecasts are subject to owner acceptance and does not account for any unforeseen challenges which have no precedent on previous trains.
Note 2 -Target Substantial Completion will be [***] weeks from First LNG on the respective train

3.Contractor will issue a monthly individual forecast curve to substantial completion for Train 6 and Train 7 reflecting the T6 & T7 Acceleration Program Extension.

4.Accordingly, the Parties agree to implement an acceleration program with respect to Train 6 and Train 7, compensable as a new Provisional Sum (together the “T6 & T7 Acceleration Program Extension”, with this Provisional Sum being the “T6 & T7 APE Provisional Sum”). Therefore, Attachment GG (Provisional Sums) of the Agreement is revised to add new language specific to the T6 & T7 Acceleration Program Extension in Section 12 as set forth in Attachment 1 of this Change Order.

5.Notwithstanding that the Parties have agreed to call this a Provisional Sum, in this case Contractor may not invoice any costs or expenses incurred for the T6 & T7 Acceleration Program Extension in excess of the T6 & T7 APE Provisional Sum amount of [***]U.S. Dollars (U.S. $[***]) in the aggregate. Unless Owner otherwise agrees by Change Order, any amounts invoiced for the T6 & T7 Acceleration Program Extension in excess of U.S. $[***] shall be for Contractor’s account. Notwithstanding anything to the contrary herein, Contractor shall not be obligated to continue the T6 & T7 Acceleration Program Extension once the T6 & T7 APE Provisional Sum has been exceeded.

6.The T6 & T7 APE Provisional Sum shall, notwithstanding anything to the contrary, apply only to the methodologies necessary to accelerate the Work (as further detailed in this Change Order) and any such amounts may not be applied to any activities that Contractor would otherwise be performing, or would otherwise have performed, if the Parties had not executed this Change Order. The T6 & T7 APE Provisional Sum mechanism shall be as follows: Contractor shall submit a formal offer of proposed T6 & T7 APE Provisional Sum methodologies and corresponding amounts for the subsequent month, and the Parties shall mutually agree on such methodologies and amounts. In the subsequent month, actual methodologies performed by Contractor will be trued up as set forth in Section 12.3 of Attachment 1.

7.Parties agree that Contractor will not charge Owner any type of markup for the T6 & T7 Acceleration Program Extension.

8.Parties agree there shall be one (1) cost reconciliation to adjust the T6 & T7 APE Provisional Sum by Change Order at the end of the T6 & T7 Acceleration Program Extension (but only if the costs and expenses incurred by Contractor for the T6 & T7 Acceleration Program Extension are less than the T6 & T7 APE Provisional Sum), provided, however, there shall be a rolling Monthly process (as set forth in Attachment 1) by which to review and true up such payments from previous Months.

9.Parties acknowledge that Owner may unilaterally cancel the T6 & T7 Acceleration Program Extension provided that a minimum notice of one (1) Month is given to Contractor. The Parties agree that continuation of the T6 & T7 Acceleration Program Extension is predicated on improvement in schedule on a monthly basis. Contractor shall provide Owner with the following items on the same day Contractor provides Owner the Monthly Updated Project Schedule as required under Section 5.4D of the Agreement: 1) planned and actual progress for Train 6 and 7; 2) the proposed subsequent month T6 & T7 APE Provisional Sum; and 3) the revised RFSU and Substantial Completion date summary table.

10.Schedule C-1 (Aggregate Labor and Skills Price Payment Milestones) of the Agreement will be updated to add the Payment Milestone(s) listed in Exhibit 1 of this Change Order.

11.For the avoidance of doubt, there shall be no adjustment to the Guaranteed Dates as a result of this Change Order.

Adjustment to Contract Price
1. The original Contract Price was ……………………………………………………..................	$5,484,000,000
2. Net change by previously authorized Change Orders (# CO-00001 – CO-00119)…….……....	$559,394,467
3. The Contract Price prior to this Change Order was ………………………………………........	$6,043,394,467
4. The Aggregate Equipment Price will be (unchanged) by this Change Order in the amount of .	$ [***]
5. The Aggregate Labor and Skills Price will be (unchanged) by this Change Order in the amount of .....................................................................................................................................	$ [***]
6. The Aggregate Provisional Sum Equipment Price will be (unchanged) by this Change Order in the amount of ……………………………………………………………………………......	$ [***]
7. The Aggregate Provisional Sum Labor and Skills Price will be (increased) by this Change Order in the amount of ..……………………………………………………………………….	$ [***]
8. The new Contract Price including this Change Order will be ………………………………….	$6,052,794,467

The following dates are modified (list all dates modified; insert N/A if no dates modified): N/A

Impact to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule: N/A

Adjustment to Minimum Acceptance Criteria: N/A
Adjustment to Performance Guarantees: N/A
Adjustment to Basis of Design: N/A

Adjustment to Attachment CC (Equipment List): To be updated on a quarterly basis

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: MDR Contractor IS Owner

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

CORPUS CHRISTI LIQUEFACTION, LLC

By: /s/ Ian Swanbeck

Name: Ian Swanbeck
Title: Vice President, Project Execution

BECHTEL ENERGY INC.

By: /s/ Maurissa Douglas Rogers

Name: Maurissa Douglas Rogers

Title: Cheniere Program Manager and Senior Vice President